Exhibit 4(f)
                                              Conformed Copy

____________________________________________________________


                      NYNEX CORPORATION

                             and

                   AMERICAN TRANSTECH INC.

                        Rights Agent

                     __________________


                      RIGHTS AGREEMENT

                Dated as of October l9, 1989


____________________________________________________________

                      TABLE OF CONTENTS


                                                Page

Section 1.     Certain Definitions                 2

Section 2.     Appointment of Rights Agent         6

Section 3.     Issue of Right Certificates         6

Section 4.     Form of Right Certificates          8

Section 5.     Countersignature and Registration  10

Section 6.     Transfer, Split Up, Combination and Exchange
          of Right Certificates; Mutilated, Destroyed,
                    Lost or Stolen Right Certificates          11

Section 7.     Exercise of Rights; Purchase Price;
               Expiration Date of Rights           12

Section 8.     Cancellation and Destruction of Right
               Certificates                                    15

Section 9.     Reservation and Availability of Capital Stock   16

Section 10.    Preferred Stock Record Date                     18

Section 11.    Adjustment of Purchase Price, Number and
               Kind of Shares or Number of Rights              18

Section 12.    Certificate of Adjustment                       29

Section 13.    Consolidation, Merger or Sale or Transfer
               of Assets or Earning Power                      29


TABLE OF CONTENTS (Continued)

                                                       Page

Section 14.    Fractional Rights and Fractional Shares        32

Section 15.    Rights of Action                              34

Section 16.    Agreement of Rights Holders                   35

Section 17.    Right Certificate Holder Not Deemed a
               Stockholder                                   35

Section 18.    Concerning the Rights Agent                   36

Section 19.    Merger or Consolidation or Change of Name
               of Rights Agent                               37

Section 20.    Duties of Rights Agent                        37

Section 21.    Change of Rights Agent                       40

Section 22.    Issuance of New Right Certificates           41

Section 23.    Redemption and Termination                   42

Section 24.    Exchange                                     43

Section 25.    Notice of Certain Events                      45

Section 26.    Notices                                       46

Section 27.    Supplements and Amendments                    47


TABLE OF CONTENTS (Continued)


                                                       Page


Section 28.    Successors                                   48


Section 29.    Determinations and Actions by the Board      48
               of Directors, Etc.

Section 30.    Benefits of this Agreement                   48

Section 31.    Severability                                 49

Section 32.    Governing Law                                49

Section 33.    Counterparts                                 49

Section 34.    Descriptive Headings                         49


Exhibit A -    Form of Certificate of Designation,
               Preferences and Rights of Series A Junior Participating
               Preferred Stock

Exhibit B -    Form of Right Certificate

Exhibit C -    Summary of Rights to Purchase Preferred Stock


                      RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of October 19, 1989 (the

"Agreement" ), between NYNEX Corporation, a Delaware

corporation (the "Company"), and American Transtech Inc., a

Delaware corporation (the "Rights Agent").




                     W I T N E S S E T H

    WHEREAS, on October 19, 1989, the Board of Directors of

the Company authorized and declared a dividend distribution

of one Right (as hereinafter defined) for each share of

common stock, par value $1.00 per share, of the Company (the

"Common Stock") outstanding at the Close of Business on

October 31, 1989 ( the "Record Date" ), and has authorized

the issuance of one Right for each share of Common Stock of

the Company issued (whether originally issued or delivered

from the Company's treasury) between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth of a share of Series

A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of

Certificate of Designation, Preferences and Rights attached

hereto as Exhibit A, upon the terms and subject to the

conditions hereinafter set forth (the "Rights");


    NOW, THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereto

hereby agree as follows:

     Section 1.  Certain Definitions.   For purposes of this

Agreement, the following terms have the meanings indicated:

    (a)  "Acquiring Person" shall mean any Person who or

which, together with all Affiliates and Associates of such

Person, shall be the Beneficial Owner of 15% or more of the

shares of Common Stock then outstanding, but shall not

include the Company, any Subsidiary of the Company, any

employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity holding securities of

the Company for, or pursuant to the terms of, any such plan.

Notwithstanding the foregoing, no Person shall become an

"Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of

the shares of Common Stock then outstanding; provided,

however, that if a Person shall become the Beneficial Owner

of 15% or more of the shares of Common Stock then

outstanding by reason of share purchases by the Company and

shall, after such share purchases by the Company, become the

Beneficial Owner of any additional shares of Common Stock,

then such Person shall be deemed to be an "Acquiring

Person."

    (b)  "Act" shall mean the Securities Act of 1933, as

amended, as in effect on the date of this Agreement.

    (c)  "Affiliate" and "Associate" shall have the

respective meanings ascribed to such terms in Rule 12b-2 of

the General Rules and Regulations under the Exchange Act.

    (d)  A Person shall be deemed the "Beneficial Owner" of,

and shall be deemed to "beneficially own,":

          (i)  any securities which such Person or any of

such Person's Affiliates or Associates beneficially owns,

directly or indirectly, for purposes of Section 13(d) of the

Exchange Act and Rule 13d-3 promulgated under the Exchange

Act, in each case as in effect on the date hereof;

          (ii)  any securities which such Person or any of

such Person's Affiliates or Associates, directly or

indirectly, has the right to acquire (whether such right is

exercisable  immediately or only after the passage of time,

the compliance with regulatory requirements or the

satisfaction of some other condition) pursuant to any

agreement, arrangement or understanding, written or

otherwise, or upon the exercise of conversion rights,

exchange rights, rights (other than the Rights at any time

prior to the occurrence of a Triggering Event but thereafter including Rights acquired from and after the Distribution

Date), warrants or options, or otherwise; provided, however,

that a Person shall not be deemed the "Beneficial Owner" of,

or to "beneficially own," securities tendered pursuant to a

tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of

such Person's Affiliates or Associates until such tendered

securities are accepted for purchase or exchange;

           (iii) any securities which such Person or any of

such Person's Affiliates or Associates, directly or

indirectly, has the right to vote, alone or in concert with

others, or dispose of (including pursuant to any agreement,

arrangement or understanding, whether or not in writing);

provided, however, that a Person shall not be deemed the

"Beneficial Owner" of, or to "beneficially own," any

security under this Section l(d)(iii) as a result of an

agreement, arrangement or understanding to vote such

security if such agreement, arrangement or understanding:

(A) arises solely from a revocable proxy given in response

to a public proxy or consent solicitation made pursuant to,

and in accordance with, the applicable rules and regulations of the Exchange Act, and (B) is not also then reportable by

such Person on Schedule 13D under the Exchange Act (or any

comparable or successor report); or

          (iv)  any securities which are beneficially owned

(as defined in Section l(d)(ii) or Section l(d)(iii)

hereof), directly or indirectly, by any other Person (or any

Affiliate or Associate thereof) with which such Person or

any of such Person's Affiliates or Associates has any

agreement, arrangement or understanding (whether or not in

writing), for the purpose of acquiring, holding, voting

(except pursuant to a revocable proxy as described in the

provison to Section l(d)(iii) hereof) or disposing of any

voting securities of the Company; provided, however, that

nothing in this Section l(d) shall cause a person engaged in business as an underwriter of securities to be the

"Beneficial Owner" of, or to "beneficially own," any

securities acquired through such person's participation in

good faith in a firm commitment underwriting of a public

offering of securities by the Company until the expiration

of forty days after the date of such acquisition.

          Notwithstanding anything in this Section l(d) to

the contrary, the phrase "then outstanding," when used with

reference to a Person's beneficial ownership of securities

of the Company, shall mean the number of such securities

then issued and outstanding together with the number of such securities not then actually issued and outstanding which

such Person would be deemed to own beneficially hereunder.

     (e)  "Business Day" shall mean any day other than a

Saturday, Sunday or a day on which banking institutions in the

State of New York are authorized or obligated by law or executive order to close.

     (f)  "Close of Business" on any given date shall mean

5:00 P.M., New York City time, on such date; provided,

however, that if such date is not a Business Day it shall

mean 5:00 P.M., New York City time, on the next succeeding

Business Day.

     (g)  "Common Stock" shall mean the common stock, par

value $1.00 per share, of the Company, except that "Common

Stock" when used with reference to any Person other than the

Company shall mean the capital stock (or other equity

interest) of such Person with the greatest voting power, or

the equity securities or other equity interest having power

to control, or direct the management of, such Person.

     (h)  "Common Stock Equivalents" shall have the meaning set forth in Section ll(a)(iii) hereof.

     (i)  "Current Market Price" shall have the meaning set

forth in Section ll(d) hereof.

     (j)  "Distribution Date" shall have the meaning set

forth in Section 3 hereof.

     (k)  "Exchange Act" shall mean the Securities Exchange

Act of 1934, as amended, as in effect on the date of this

Agreement.

     (l)  "Expiration Date" shall have the meaning set forth

in Section 7(a) hereof.

     (m)  "Final Expiration Date" shall mean the Close of

Business on October 31, 1999.

     (n) "Person" shall mean any individual, firm,

corporation, partnership, limited partnership, business

trust, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such

entity.

     (o)  "Purchase Price" shall have the meaning set forth

in Section 7(b) hereof.

     (p)  "Preferred Stock" shall mean shares of Series A

Junior Participating Preferred Stock, par value $1.00 per

share, of the Company having the rights and preferences set

forth in the Certificate of Designation, Preferences and

Rights attached hereto as Exhibit A and, to the extent that

there are not a sufficient number of shares of Series A

Junior Participating Preferred Stock authorized to permit

the full exercise of the Rights, any other series of

Preferred Stock, par value $1.00 per share, of the Company

designated for such purpose containing terms substantially

similar to the terms of the Series A Junior Participating

Preferred Stock.

     (q)  "Redemption Date" shall mean the date on which the

Rights are redeemed as provided in Section 23 hereof.

     (r)  "Redemption Price" shall have the meaning set

forth in Section 23(a) hereof.

     (s)  "Right Certificate" shall mean a certificate

evidencing a Right in substantially the form of Exhibit B

hereto .

     (t)  "Section 11(a) (ii) Event" shall mean an event

described in Section ll(a) (ii) hereof .

     (u)  "Section ll(a) (ii) Trigger Date" shall have the

meaning set forth in Section ll(a) (iii) hereof .

     (v)  "Stock Acquisition Date" shall mean the earlier of

(i) the first date of public announcement (which, for

purposes of this definition, shall include, without

limitation, a report filed pursuant to Section 13(d)

promulgated under the Exchange Act) by the Company or an

Acquiring Person that an Acquiring Person has become such

and (ii) the public disclosure of facts by the Company or an

Acquiring Person indicating that an Acquiring Person has

become such.

     (w)  "Subsidiary" of any Person shall mean any Person

of which a majority of the voting power of the voting equity interests is owned, directly or indirectly, by such Person,

or which is otherwise controlled, directly or indirectly, by such Person.

     (x)  "Summary of Rights" shall mean the Summary of

Rights to Purchase Preferred Stock, in substantially the

form of Exhibit C hereto.

     (y)  "Trading Day" shall have the meaning set forth in

Section ll(d)(i) hereof.

     (z)  "Triggering Event" shall mean any event described

in Section ll(a)(ii) or Section 13(a).       Any

determination required by the definitions contained in this

Section 1 shall be made by the Board of Directors of the

Company in their good faith judgment, which determination

shall be final and binding on the Rights Agent.

     Section 2.  Appointment of Rights Agent.  The Company

hereby appoints the Rights Agent to act as agent for the

Company and the holders of the Rights (who, in accordance

with Section 3 hereof, shall prior to the Distribution Date

also be the holders of the outstanding shares of Common

Stock) in accordance with the terms and conditions hereof,

and the Rights Agent hereby accepts such appointment.  The

Company may from time to time appoint such co-Rights Agents

as it may deem necessary or desirable.

     Section 3.  Issue of Right Certificates.

    (a)  Until the earlier of (i) the Close of Business on

the tenth day after the Stock Acquisition Date and (ii) the

Close of Business on the tenth Business Day (or such later

date as may be determined by the Board of Directors of the

Company prior to such time as any Person becomes an

Acquiring Person) after the date of commencement of, or the

first public announcement of the intent of any Person to

commence, whichever occurs first, a tender or exchange offer by any Person, if upon consummation thereof, such Person

would become an Acquiring Person (the earlier of such dates,

including any such date which is after the date of this

Agreement and prior to the initial issuance of the Rights,

being herein referred to as the "Distribution Date"), (x)

the Rights will be evidenced (subject to the provisions of

Section 3(b) hereof) by the certificates for Common Stock

registered in the names of the holders of Common Stock

(which certificates shall be deemed also to be Right

Certificates) and not by separate Right Certificates, and

(y) the Rights will be transferable only in connection with

the transfer of the underlying shares of Common Stock

(including a transfer to the Company).  As soon as

practicable after the Distribution Date, the Company will

prepare and execute, the Rights Agent will countersign and

the Rights Agent will send by first-class, insured, postage

prepaid mail, to each record holder of the Common Stock as

of the Close of Business on the Distribution Date, at the

address of such holder shown on the records of the Company,

one or more Right Certificates, evidencing one Right for

each share of Common Stock so held. In the event that any

adjustments in the number of Rights per share of Common

Stock have been made pursuant to Section ll(o) hereof, then,

at the time of distribution, the Company shall make the

necessary and appropriate rounding adjustments (in

accordance with Section 14(a) hereof) so that Right

Certificates evidencing only whole numbers of Rights are

distributed and cash is paid in lieu of fractional Rights.

As of and after the Distribution Date, the Rights will be

evidenced solely by Right Certificates.

    (b)  As promptly as practicable following the Record

Date, the Company will send a copy of the Summary of Rights,

by first-class, postage prepaid mail, to each record holder

of the Common Stock as of the Close of Business on the

Record Date, at the address of such holder shown on the

records of the Company.  With respect to certificates for

the Common Stock outstanding as of the Record Date, until

the Distribution Date (or earlier redemption, expiration or

termination of the Rights), the Rights will be evidenced by

such certificates for the Common Stock, together with a copy of the Summary of Rights, and the registered holders of the

Common Stock shall also be the registered holders of the

associated Rights.  Until the Distribution Date (or earlier

redemption, expiration or termination of the Rights), the

transfer of any certificates representing shares of Common

Stock in respect of which Rights have been issued, with or

without a copy of the Summary of Rights, shall also

constitute the transfer of the Rights associated with such

shares of Common Stock.

    (c)  Rights shall be issued in respect of all shares of

Common Stock which become outstanding (whether originally

issued or delivered from the Company's treasury, including,

without limitation, reacquired shares of Common Stock

referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the earlier of the Distribution

Date and the Expiration Date.  Certificates representing

such shares of Common Stock shall be deemed to be also Right

Certificates, and shall bear the following legend:

     This certificate also evidences and entitles the holder

     hereof to certain Rights as set forth in the Rights

     Agreement between NYNEX Corporation and American

     Transtech Inc., dated as of October 19, 1989 (the

     "Rights Agreement"), the terms of which are

     incorporated herein by reference.  A copy of the Rights

     Agreement is on file at the principal offices of NYNEX

     Corporation. The Rights Agent will mail to the holder

     of this certificate a copy of the Rights Agreement

     without charge upon written request.  Under certain

     circumstances set forth in the Rights Agreement, the

     Rights will be evidenced by separate certificates and

     will no longer be evidenced by this certificate.  Under

     certain circumstances set forth in the Rights

     Agreement, Rights beneficially owned by any Person who

     becomes an Acquiring Person (as defined in the Rights

     Agreement) and certain other Persons may become null

     and void.

With respect to such certificates containing the foregoing

legend, until the Distribution Date (or earlier redemption,

expiration or termination of the Rights), the Rights

associated with the Common Stock represented by such

certificates shall be evidenced by such certificates alone

and registered holders of Common Stock shall also be the

registered holders of the associated Rights, and the

transfer of any such certificates shall also constitute the

transfer of the Rights associated with the Common Stock

represented by such certificates.  In the event that the

Company purchases or acquires any shares of Common Stock

after the Record Date but prior to the Distribution Date,

any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall

not be entitled to exercise any Rights associated with

shares of Common Stock which are no longer outstanding.

     Section 4.  Form of Right Certificates.

     (a)  The Right Certificates (and the forms of election

to purchase shares and of assignment to be printed on the

reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of

identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem

appropriate and as are not inconsistent with the provisions

of this Agreement, or as may be required to comply with any

applicable law or with any rule or regulation made pursuant

thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to

conform to usage.  Subject to the other provisions of this

Agreement, the Right Certificates, whenever distributed,

shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one

one-hundredths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon the exercise of each Right

and the Purchase Price thereof shall be subject to

adjustment as provided herein.

     (b)  Any Right Certificate issued pursuant to Section

3(a) or Section 22 hereof that represents Rights

beneficially owned by:

             (i)  an Acquiring Person or any Associate or

Affiliate of an Acquiring Person;

            (ii)  a transferee of an Acquiring Person (or

such Associate or Affiliate) who becomes a transferee after

the Acquiring Person becomes such (other than a transferee

pursuant to the proviso in Section 23(a) hereof); or

          (iii)  a transferee of an Acquiring Person (or

such Associate or Affiliate) who becomes a transferee prior

to or concurrently with the Acquiring Person becoming such

and receives such Rights pursuant to either:

               (A)  a transfer (whether or not for

consideration) from the Acquiring Person to holders of

equity interests in such Acquiring Person or to any Person

with whom the Acquiring Person has any continuing agreement,

arrangement or understanding regarding the transferred

Rights; or

               (B)  a transfer which the Board of Directors

of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect

the avoidance of Section 7(e) hereof, and any Right

Certificate issued pursuant to Section 6 or Section 11

hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence,

shall contain (to the extent feasible and to the extent such

Right Certificate is otherwise reasonably identifiable as

such) the following legend:

     The Rights represented by this Right Certificate

     are or were beneficially owned by a Person who was

     or became an Acquiring Person or an Affiliate or

     Associate of an Acquiring Person (as such terms

     are defined in the Rights Agreement). Accordingly,

     this Right Certificate and the Rights represented

     hereby may be or become void in the circumstances

     specified in Section 7(e) of the Rights Agreement.

     Section 5.  Countersignature and Registration.

     (a)  The Right Certificates shall be executed on behalf

of the Company by its Chairman of the Board, any Vice

Chairman, its Chief Executive Officer, its President, any of

its Vice Presidents or its Treasurer, either manually or by

facsimile signature, and shall have affixed thereto the

Company's seal or a facsimile thereof which shall be

attested by the Secretary or any Assistant Secretary of the

Company, either manually or by facsimile signature.  The

Right Certificates shall be manually countersigned by the

Rights Agent and shall not be valid for any purpose unless

so countersigned; provided, however, that the Company will

use its best efforts to obtain approvals of stock exchanges

and any other approvals required for use of a facsimile

signature of the Rights Agent in lieu of a manual signature

and if such approvals are obtained the Right Certificates

shall be valid if countersigned by facsimile signature. In

case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the

Company before countersignature by the Rights Agent and

issuance and delivery by the Company, such Right

Certificates nevertheless may be countersigned by the Rights

Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right

Certificates had not ceased to be such officer of the

Company; and any Right Certificates may be signed on behalf

of the Company by any person who, at the actual date of the

execution of such Right Certificate, shall be a proper

officer of the Company to sign such Right Certificate,

although at the date of the execution of this Rights

Agreement any such person was not such an officer.

    (b)  Following the Distribution Date, the Rights Agent

will keep or cause to be kept, at its principal corporate

trust office in Jacksonville, Florida, books for

registration and transfer of the Right Certificates issued

hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right

Certificates and the date of each of the Right Certificates.

     Section 6.  Transfer, Split Up, Combination and

Exchange of Right Certificates; Mutilated, Destroyed, Lost

or Stolen Right Certificates.

    (a)  Subject to the provisions of Section 4(b), Section

7(e), Section 14 and Section 24 hereof, at any time after

the Close of Business on the Distribution Date, and at or

prior to the Close of Business on the Expiration Date, any

Right Certificate or Certificates may be transferred, split

up, combined or exchanged for another Right Certificate or

Certificates, entitling the registered holder to purchase a

like number of shares of Preferred Stock (or, following a

Triggering Event, Common Stock, other securities or

property, as the case may be) as the Right Certificate or

Certificates surrendered then entitled such holder (or

former holder in the case of a transfer) to purchase.  Any

registered holder desiring to split up, combine or exchange

any Right Certificate shall make such request in writing

delivered to the Rights Agent, and shall surrender the Right

Certificate or Right Certificates to be transferred, split

up, combined or exchanged at the principal corporate trust

office of the Rights Agent.  Neither the Rights Agent nor

the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right

Certificate until the registered holder shall have completed and signed the certificate contained in the form of

assignment on the reverse side of such Right Certificate and the Company shall have been provided with such additional

evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof as the

Company shall reasonably request.  Thereupon the Rights

Agent shall, subject to Section 4(b) and Section 7(c)

hereof, countersign and deliver to the Person entitled

thereto a Right Certificate or Right Certificates, as the

case may be, as so requested.  The Company may require

payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer,

split up, combination or exchange of Right Certificates.

    (b)  Upon receipt by the Company and the Rights Agent of

evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Right Certificate, and, in

case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the

Company and the Rights Agent of all reasonable expenses

incidental thereto, and upon surrender to the Rights Agent

and cancellation of the Right Certificate if mutilated, the

Company will execute and deliver a new Right Certificate of

like tenor to the Rights Agent for countersignature and

delivery to the registered holder in lieu of the Right

Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price;

Expiration Date of Rights.

     (a)  Subject to Section 7(e) hereof, the registered

holder of any Right Certificate may exercise the Rights

evidenced thereby (except as otherwise provided herein) in

whole or in part at any time after the Distribution Date

upon surrender of the Right Certificate, with the form of

election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal

corporate trust office of the Rights Agent, together with

payment of the Purchase Price with respect to each

surrendered Right for the total number of shares of

Preferred Stock (or, following a Triggering Event, Common

Stock, other securities or property, as the case may be) as

to which such surrendered Rights are exercisable, at or

prior to the earliest of (i) the Final Expiration Date, (ii)

the Redemption Date and (iii) the time at which such Rights

are exchanged as provided in Section 24 hereof (such

earliest time being herein referred to as the "Expiration

Date").

     (b)  The purchase price for each one one-hundredth of a

share of Preferred Stock pursuant to the exercise of a Right shall initially be $250, subject to adjustment from time to

time as provided in Section 11 and Section 13 hereof (the

"Purchase Price"), and shall be payable in lawful money of

the United States of America in accordance with Section 7(c)

hereof.

     (c)  Upon receipt of a Right Certificate representing

exercisable Rights, with the form of election to purchase

and the certificate duly executed, accompanied by payment,

with respect to each Right so exercised (in cash, or by

certified check, cashier's check or money order payable to

the order of the Company) of the Purchase Price for the

shares of Preferred Stock (or, following a Triggering Event,

Common Stock, other securities or property, as the case may

be) to be purchased and an amount equal to any applicable

transfer tax, the Rights Agent shall, subject to Section

20(k) hereof, thereupon promptly:

          (i)  (A)  requisition from any transfer agent of

the shares of Preferred Stock (or make available, if the

Rights Agent is the transfer agent for such shares)

certificates for the number of shares of Preferred Stock to

be purchased, and the Company hereby irrevocably authorizes

its transfer agent to comply with all such requests, or (B)

if the Company shall have elected to deposit the shares of

Preferred Stock issuable upon exercise of the Rights

hereunder with a depositary agent, requisition from the

depositary agent depositary receipts representing such

number of one one-hundredths of a share of Preferred Stock

as are to be purchased (in which case certificates for the

shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary

agent), and the Company will direct the depositary agent to

comply with such request;

          (ii)  requisition from the Company the amount of

cash, if any, to be paid in lieu of fractional shares in

accordance with Section 14 hereof;

          (iii)  after receipt of such certificates or

depositary receipts, cause the same to be delivered to or

upon the order of the registered holder of such Right

Certificate, registered in such name or names as may be

designated by such holder; and

          (iv)  after receipt thereof, deliver such cash, if

any, to or upon the order of the registered holder of such

Right Certificate. In the event that the Company is

obligated to issue other securities (including Common Stock)

of the Company, pay cash or distribute other property

pursuant to Section ll(a) hereof, the Company will make all

arrangements necessary to make such other securities, cash

and property available for distribution by the Rights Agent,

if and when appropriate.

    (d)  In case the registered holder of any Right

Certificate shall exercise less than all the Rights

evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be

issued by the Rights Agent and delivered to the registered

holder of such Right Certificate or to his duly authorized

assigns, subject to the provisions of Section 14 hereof.

    (e)  Notwithstanding anything in this Agreement to the

contrary, from and after the occurrence of a Triggering

Event, any Rights beneficially owned by:

             (i)  an Acquiring Person or an Associate or

Affiliate of an Acquiring Person;

            (ii)  a transferee of an Acquiring Person (or of

any such Associate or Affiliate) who becomes a transferee

after the Acquiring Person becomes such; or

          (iii)  a transferee of an Acquiring Person (or

such Associate or Affiliate) who becomes a transferee prior

to or concurrently with the Acquiring Person becoming such

and receives such Rights pursuant to either:

               (A)  a transfer (whether or not for

consideration) from the Acquiring Person to holders of

equity interests in such Acquiring Person or to any Person

with whom the Acquiring Person has any continuing agreement,

arrangement or understanding regarding the transferred

Rights; or

               (B)  a transfer which the Board of Directors

of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect

the avoidance of this Section 7(e), shall become null and

void without any further action, and any holder of such

Rights shall thereupon have no rights whatsoever with

respect to such Rights, whether under any provision of this

Agreement or otherwise.  No Right Certificate shall be

issued at any time upon the transfer of any Rights to an

Acquiring Person whose Rights would be void pursuant to the

preceding sentence or any Associate or Affiliate thereof or

to any nominee of such Acquiring Person, Associate or

Affiliate; and any Right Certificate delivered to the Rights

Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate

or Affiliate thereof shall be cancelled.  The Company shall

use all reasonable efforts to insure that the provisions of

this Section 7(e) and Section 4(b) hereof are complied with,

but shall have no liability to any holder of Rights or other

Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates,

Associates or transferees hereunder.

     (f)  Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be

obligated to undertake any action with respect to a

registered holder upon the occurrence of any purported

exercise as set forth in this Section 7 unless the

certificate contained in the form of election to purchase

set forth on the reverse side of the Right Certificate

surrendered for such exercise shall have been completed and

signed by the registered holder thereof and the Company

shall have been provided with such additional evidence of

the identity of the Beneficial Owner (or former beneficial

Owner) or Affiliates or Associates thereof as the Company

shall reasonably request.

     Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or any of its

agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent,

shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any

of the provisions of this Agreement.  The Company shall

deliver to the Rights Agent for cancellation and retirement,

and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company

otherwise than upon the exercise thereof.  The Rights Agent

shall deliver all cancelled Right Certificates to the

Company, or shall, at the written request of the Company,

destroy such cancelled Right Certificates, and in such case

shall deliver a certificate of destruction thereof to the

Company.

               Section 9.  Reservation and Availability of

Capital Stock.

     (a)  The Company covenants and agrees that it will

cause to be reserved and kept available out of its

authorized and unissued shares of Preferred Stock (or,

following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) or out of any

authorized and issued shares of Preferred Stock (or,

following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) held in its

treasury, the number of shares of Preferred Stock (or,

following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) that will be

sufficient (in accordance with the terms of this Agreement,

including Section ll(a)(iii) hereof) to permit the exercise

in full of all outstanding Rights.

     (b)  So long as the shares of Preferred Stock (or,

following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) issuable upon the

exercise of the Rights may be listed on any national

securities exchange, the Company shall use its best efforts

to cause, from and after such time as the Rights become

exercisable, all shares reserved for such issuance to be

listed on such exchange upon official notice of issuance

upon such exercise.

     (c)  The Company shall use its best efforts to:

                (i) file, as soon as practicable following

the earliest date after the occurrence of a Section

ll(a)(ii) Event on which the consideration to be delivered

by the Company upon exercise of the Rights has been

determined in accordance with Section ll(a)(iii) hereof, a

registration statement under the Act, with respect to the

securities purchasable upon exercise of the Rights on an

appropriate form;

               (ii) cause such registration statement to

become effective as soon as practicable after such filing;

               (iii) cause such registration statement to

remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

               (iv) take such action as may be appropriate

under, or to ensure compliance with, the securities or blue

sky laws of the various states.

The Company may temporarily suspend, for a period of time

not to exceed 90 days after the date set forth in Section

9(c)(i) hereof, the exercisability of the Rights in order to prepare and file such registration statement or in order to

comply with such blue sky laws.  Upon any such suspension,

the Company shall issue a public announcement stating that

the exercisability of the Rights has been temporarily

suspended.  Notwithstanding any provision of this Agreement

to the contrary, the Rights shall not be exercisable in any

jurisdiction unless the requisite qualification in such

jurisdiction shall have been obtained and until a

registration statement has been declared effective.

     (d)  The Company covenants and agrees that it will take

all such action as may be necessary to ensure that all

shares of Preferred Stock (or, following the occurrence of a

Triggering Event, Common Stock or other securities, as the

case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or

other securities (subject to payment of the Purchase Price),

be duly and validly authorized and issued and fully paid and nonassessable.

     (e)  The Company further covenants and agrees that it

will pay when due and payable any and all federal and state

transfer taxes and charges which may be payable in respect

of the issuance or delivery of the Right Certificates and of any shares of Preferred Stock (or, following the occurrence

of a Triggering Event, Common Stock or other securities, as

the case may be) upon the exercise of Rights. The Company

shall not, however, be required to pay any transfer tax

which may be payable in respect of any transfer or delivery

of Right Certificates to a Person other than, or the

issuance or delivery of the shares of Preferred Stock (or,

following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) in respect of a

name other than that of, the registered holder of the Right

Certificates evidencing Rights surrendered for exercise or

to issue or deliver any certificates for shares of Preferred

Stock (or, following the occurrence of a Triggering Event,

Common Stock or other securities, as the case may be) in a

name other than that of the registered holder upon the

exercise of any Rights until any such tax shall have been

paid (any such tax being payable by the holder of such Right

Certificate at the time of surrender) or until it has been

established to the Company's satisfaction that no such tax

is due.

     Section 10. Preferred Stock Record Date.  Each person

in whose name any certificate for shares of Preferred Stock

(or, following the occurrence of a Triggering Event, Common

Stock or other securities, as the case may be) is issued

upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of

Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate

shall be dated, the date on which the Right Certificate

evidencing such Rights was duly surrendered and payment of

the Purchase Price (and all applicable transfer taxes) was

made.

     Section 11.  Adjustment of Purchase Price, Number and

Kind of Shares or Number of Rights.     The Purchase Price,

the number and kind of shares covered by each Right and the

number of Rights outstanding are subject to adjustment from

time to time as provided in this Section 11.

     (a)  (i)  In the event the Company shall at any time

after the date of this Agreement:

          (A)  declare a dividend on the Preferred Stock

payable in shares of Preferred Stock;

          (B)  subdivide the outstanding Preferred Stock;

          (C)  combine the outstanding Preferred Stock into

a smaller number of shares; or

          (D)  issue any shares of its capital stock in a

reclassification of the Preferred Stock (including any such

reclassification in connection with a consolidation or

merger in which the Company is the continuing or surviving

corporation), except as otherwise provided in this Section

ll(a) and Section 7(e) hereof, the Purchase Price in effect

at the time of the record date for such dividend or of the

effective date of such subdivision, combination or

reclassification, and the number and kind of shares of

Preferred Stock or capital stock, as the case may be,

issuable on such date, shall be proportionately adjusted so

that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of

shares of Preferred Stock or capital stock, as the case may

be, which, if such Right had been exercised immediately

prior to such date, such holder would have owned upon such

exercise and been entitled to receive by virtue of such

dividend, subdivision, combination or reclassification;

provided, however, that in no event shall the consideration

to be paid upon the exercise of one Right be less than the

aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right.  If an event

occurs which would require an adjustment under both this

Section ll(a)(i) and Section ll(a)(ii) hereof, the

adjustment provided for in this Section ll(a)(i) shall be in addition to, and shall be made prior to, any adjustment

required pursuant to Section ll(a)(ii) hereof.

          (ii)  Subject to Section 13 and Section 24 hereof,

in the event that any Person, alone or together with its

Affiliates and Associates, shall become an Acquiring Person,

then proper provision shall be made so that each holder of a

Right (except as provided in Section 7(e) hereof) shall have a right to receive, upon exercise thereof at the then

current Purchase Price in accordance with the terms of this

Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the

result obtained by multiplying (A) the then current Purchase

Price by the then number of one one-hundredths of a share of

Preferred Stock for which a Right was exercisable

immediately prior to the first occurrence of a Section

ll(a)(ii) Event, and dividing that product by (B) 50% of the

Current Market Price per share of Common Stock on the date

of such first occurrence (such number of shares being

referred to herein as the "Adjustment Shares").  Successive

adjustments shall be made pursuant to this Section ll(a)(ii)

each time a Section ll(a)(ii) Event occurs.

               (iii)  In the event that the number of shares

of Common Stock which are authorized by the Company's

Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise

of the Rights are not sufficient to permit the exercise in

full of the Rights in accordance with Section ll(a)(ii)

hereof, the Company shall:

                    (A) determine the excess of (1) the

value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price

(such excess being herein referred to as the `Spread"); and

                    (B)  with respect to each Right, make

adequate provision to substitute for the Adjustment Shares,

upon payment of the applicable Purchase Price, (1) cash, (2)

a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without

limitation, shares, or units of shares, of preferred stock

which the Board of Directors of the Company has deemed to

have the same value as shares of Common Stock (such shares

of preferred stock being herein referred to as "Common Stock

Equivalents")), (4) debt securities of the Company, (5)

other assets, or (6) any combination of the foregoing,

having an aggregate value equal to the Current Value, where

such aggregate value has been determined by the Board of

Directors of the Company based upon the advice of nationally recognized investment banking firm selected by the Board of

Directors of the Company; provided, however, if the Company

shall not have made adequate provision to deliver value

pursuant to this clause (B) within thirty (30) days

following the later of (x) the first occurrence of a Section ll(a)(ii) Event and (y) the date on which the Company's

right of redemption pursuant to Section 23(a) expires (the

later of (x) and (y) being herein referred to as the

"Section ll(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a

Right and without requiring payment of the Purchase Price,

shares of Common Stock (to the extent available) and then,

if necessary, cash, which shares and cash have an aggregate

value equal to the Spread.  If the Board of Directors of the

Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be

authorized for issuance upon exercise in full of the Rights,

the thirty (30) day period set forth above may be extended

to the extent necessary, but not more than ninety (90) days

after the Section ll(a)(ii) Trigger Date, in order that the

Company may seek stockholder approval for the authorization

of such additional shares (such period, as it may be

extended, being herein referred to as the "Substitution

Period").  To the extent that the Company determines that

some action need be taken pursuant to the first or second

sentence of this Section ll(a)(iii), the Company  (I)  shall provide, subject to Section 7(e) hereof, that such action

shall apply uniformly to all outstanding Rights, and (II)

may suspend the exercisability of the Rights until the

expiration of the Substitution Period in order to seek any

authorization of additional shares and to decide the

appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the

event of any such suspension, the Company shall issue a

public announcement at such time as the suspension is no

longer in effect. For purposes of this Section ll(a)(iii),

the value of the Common Stock shall be the Current Market

Price per share of the Common Stock on the Section ll(a)(ii)

Trigger Date and the value of any Common Stock Equivalent

shall be deemed to have the same value as the Common Stock

on such date.

     (b)  In case the Company shall fix a record date for

the issuance of rights, options or warrants to all holders

of Preferred Stock entitling them (for a period expiring

within 45 calendar days after such record date) to

subscribe for or purchase Preferred Stock (or shares having

the same rights, privileges and preferences as the shares of

Preferred Stock ("equivalent preferred

stock")) or securities convertible into Preferred Stock or

equivalent preferred stock at a price per share of Preferred

Stock or per share of equivalent preferred stock (or having

a conversion price per share, if a security convertible into

Preferred Stock or equivalent preferred stock) less than the

Current Market Price per share of Preferred Stock on such

record date, the Purchase Price to be in effect after such

record date shall be adjusted by multiplying the Purchase

Price in effect immediately prior to such record date by a

fraction, the numerator of which shall be the number of

shares of Preferred Stock outstanding on such record date,

plus the number of shares of Preferred Stock which the

aggregate offering price of the total number of shares of

Preferred Stock and equivalent preferred stock so to be

offered (and the aggregate initial conversion price of the

convertible securities so to be offered) would purchase at

such Current Market Price and the denominator of which shall be the number of shares of Preferred Stock outstanding on

such record date, plus the number of additional shares of

Preferred Stock and equivalent preferred stock to be offered for subscription or purchase (or into which the convertible

securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration

to be paid upon the exercise of one Right be less than the

aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right.  In case such

subscription price may be paid in a consideration part or

all of which shall be in a form other than cash, the value

of such consideration shall be as determined in good faith

by the Board of Directors of the Company, whose

determination shall be described in a statement filed with

the Rights Agent and shall be binding on the Rights Agent.

Shares of Preferred Stock owned by, or held for the account

of, the Company shall not be deemed outstanding for the

purpose of any such computation.  Such adjustment shall be

made successively whenever such a record date is fixed; and

in the event that such rights or warrants are not so issued,

the Purchase Price shall be adjusted to be the Purchase

Price which would then be in effect if such record date had

not been fixed.

     (c)  In case the Company shall fix a record date for a

distribution to all holders of Preferred Stock (including

any such distribution made in connection with a

consolidation or merger in which the Company is the

continuing or surviving corporation) of evidences of

indebtedness, cash (other than a regular quarterly cash

dividend out of the earnings or retained

earnings of the Company), assets (other than a dividend

payable in Preferred Stock, but including any dividend

payable in stock in other than Preferred Stock) or

subscription rights or warrants (excluding those

referred to in Section ll(b) hereof), the Purchase Price to

be in effect after such record date shall be determined by

multiplying the Purchase Price in effect immediately prior

to such record date by a fraction, the numerator of which

shall be the Current Market Price per share of Preferred

Stock on such record date, less the fair market value (as

determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a

statement filed with the Rights Agent and shall be binding

on the Rights Agent) of the portion of the cash, assets or

evidences of indebtedness so to be distributed or of such

subscription rights or warrants applicable to a share of

Preferred Stock and the denominator of which shall be such

Current Market Price per share of Preferred Stock; provided,

however, that in no event shall the consideration to

be paid upon the exercise of one Right be less than the

aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right. Such

adjustments shall be made successively whenever such a

record date is fixed; and in the event that such

distribution is not so made, the Purchase Price shall be

adjusted to be the Purchase Price which would have been in

effect if such record date had not been fixed.

     (d)  (i)  For the purpose of any computation hereunder,

other than pursuant to Section ll(a)(iii) hereof, the

"Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing

prices per share of Common Stock for the 30 consecutive

Trading Days (as such term is hereinafter defined)

immediately prior to such date, and for the purpose of any

computation in Section ll(a)(iii) hereof, the "Current

Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per

share of such Common Stock for the ten consecutive Trading

Days immediately following such date; provided, however,

that in the event that the Current Market Price per share of

Common Stock is determined at a time following the

announcement by the issuer of such Common Stock of (A) a

dividend or distribution on such Common Stock payable in

shares of such Common Stock or securities convertible into

shares of such Common Stock (other than the Rights), or (B)

any subdivision, combination or reclassification of such

Common Stock, and prior to the expiration of the requisite

30 Trading Day or 10 Trading Day period, as the case may be,

after the ex-dividend date for such dividend or

distribution, or the effective date for such subdivision,

combination or reclassification, then, and in each such

case, the Current Market Price shall be properly adjusted

after such event.  The closing price for each day shall be

the last sale price, regular way, or, in case no such sale

takes place on such day, the average of the closing bid and

asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with

respect to securities listed or admitted to trading on the

New York Stock Exchange or, if the shares of Common Stock

are not listed or admitted to trading on the New York Stock

Exchange, as reported in the principal consolidated

transaction reporting system with respect to securities

listed on the principal national securities exchange on

which the shares of Common Stock are listed or admitted to

trading or, if the shares of Common Stock are not listed or

admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the

high bid and low asked prices in the over-the-counter

market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System

("NASDAQ") or such other system then in use, or, if on any

such date the shares of Common Stock are not quoted by any

such organization, the average of the closing bid and asked

prices as furnished by a professional market maker making a

market in the Common Stock selected by the Board of

Directors of the Company.  If on any such date no market

maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by

the Board of Directors of the Company, whose determination

shall be described in a statement filed with the Rights

Agent and shall be conclusive for all purposes, shall be

used.  The term "Trading Day" shall mean a day on which the

principal national securities exchange on which the shares

of Common Stock are listed or admitted to trading is open

for the transaction of business or, if the shares of Common

Stock are not listed or admitted to trading on any national

securities exchange, a Business Day.  If the Common Stock is not publicly held or not so listed or traded, Current Market

Price per share shall mean the fair value per share as

determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a

statement filed with the Rights Agent and shall be

conclusive for all purposes.

          (ii)  For the purpose of any computation

hereunder, the Current Market Price per share of Preferred

Stock shall be determined in the same manner as set forth

for the Common Stock in Section ll(d)(i) (other than the

last sentence thereof).  If the Current Market Price per

share of Preferred Stock cannot be determined in the manner

provided above or if the Preferred Stock is not publicly

held or listed or traded in a manner described in Section

ll(d)(i), the Current Market Price per share of Preferred

Stock shall be conclusively deemed to be an amount equal to

100 (as such number may be appropriately adjusted for such

events as stock splits, stock dividends and

recapitalizations with respect to the Common Stock of the

Company occurring after the date of this Agreement)

multiplied by the Current Market Price per share of the

Common Stock of the Company.  If neither the Common Stock

nor the Preferred Stock is publicly held or so listed or

traded, Current Market Price per share of Preferred Stock

shall mean the fair value per share as determined in good

faith by the Board of Directors of the Company, whose

determination shall be described in a statement filed with

the Rights Agent and shall be conclusive for all purposes.

For all purposes of this Agreement, the Current Market Price of one one-hundredth of a share of Preferred Stock shall be

equal to the Current Market Price of a share of Preferred

Stock divided

by 100.

     (e)  Anything herein to the contrary notwithstanding,

no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at

least one percent (1%) in the Purchase Price; provided,

however, that any adjustments which by reason of this

Section ll(e) are not required to be made shall be carried

forward and taken into account in any subsequent adjustment.

All calculations under this Section 11 shall be made to the

nearest cent or to the nearest one-millionth of a share of

Preferred Stock or ten-thousandth of a share of Common Stock or other security, as the case may be. Notwithstanding the

first sentence of this Section ll(e), any adjustment

required by this Section 11 shall be made no later than the

earlier of (i) three years from the date of the transaction

which mandates such adjustment, or (ii) the Expiration Date.

     (f)  If as a result of an adjustment made pursuant to

Section ll(a) or Section 13(a) hereof, the holder of any

Right thereafter exercised shall become entitled to receive

any shares of capital stock other than Preferred Stock,

thereafter the number of such other shares so receivable

upon exercise of any Right shall be subject to adjustment

from time to time in a manner and on terms as nearly

equivalent as practicable to the provisions with respect to

the Preferred Stock contained in this Section 11, and the

other provisions of this Agreement with respect to the

Preferred Stock shall apply on like terms to any such other

shares.

     (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price

hereunder shall evidence the right to purchase, at the

adjusted Purchase Price, the number of shares of Preferred

Stock purchasable from time to time hereunder upon exercise

of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its

election as provided in Section ll(i) hereof, upon each

adjustment of the Purchase Price as a result of the

calculations made in Sections ll(b) and (c) hereof, each

Right outstanding immediately prior to the making of such

adjustment shall thereafter evidence the right to purchase,

at the adjusted Purchase Price, that number of one one-

hundredths of a share of Preferred Stock (calculated to the

nearest one-millionth) obtained by (i) multiplying (A) the

number of one one-hundredths of a share covered by a Right

immediately prior to this adjustment, by (B) the Purchase

Price in effect immediately prior to such adjustment of the

Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such

adjustment of the Purchase Price.

     (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of

shares of Preferred Stock purchasable upon the exercise of a

Right.  Each of the Rights outstanding after the adjustment

in the number of Rights shall be exercisable for the number

of shares or fractions of a share of Preferred Stock for

which a Right was exercisable immediately prior to such

adjustment. Each Right held of record prior to such

adjustment of the number of Rights shall become that number

of Rights (calculated to the nearest one ten-thousandth)

obtained by dividing the Purchase Price in effect

immediately prior to adjustment of the Purchase Price by the

Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public

announcement of its election to adjust the number of Rights,

indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This

record date may be the date on which the Purchase Price is

adjusted or any day thereafter, but, if the Right

Certificates have been issued, shall be at least 10 days

later than the date of the public announcement.  If Right

Certificates have been issued, upon each adjustment of the

number of Rights pursuant to this Section ll(i), the Company shall, as promptly as practicable, cause to be distributed

to holders of record of Right Certificates on such record

date Right Certificates evidencing, subject to Section 14

hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option

of the Company, shall cause to be distributed to such

holders of record in substitution and replacement for the

Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

Right Certificates so to be distributed shall be issued,

executed and countersigned in the manner provided for herein

(and may bear, at the option of the Company, the adjusted

Purchase Price) and shall be registered in the names of the

holders of record of Right Certificates on the record date

specified in the public announcement.

     (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of shares or fractions of a

share of Preferred Stock issuable upon the exercise of the

Rights, the Right Certificates theretofore and thereafter

issued may continue to express the Purchase Price and the

number of shares which were expressed in the initial Right

Certificates issued hereunder.

     (k)  Before taking any action that would cause an

adjustment reducing the Purchase Price below one one-

hundredth of the then par value, if any, of the shares of

Preferred Stock issuable upon exercise of the Rights, the

Company shall take any corporate action which may, in the

opinion of its counsel, be necessary in order that the

Company may validly and legally issue fully paid and

nonassessable shares of Preferred Stock at such adjusted

Purchase Price.

     (1)  In any case in which this Section 11 shall require

that an adjustment in the Purchase Price be made effective

as of a record date for a specified event, the Company may

elect to defer until the occurrence of such event the

issuance to the holder of any Right exercised after such

record date of the shares of Preferred Stock and other

capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred

Stock and other capital stock or securities of the Company,

if any, issuable upon such exercise on the basis of the

Purchase Price in effect prior to such adjustment; provided,

however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such

holder's right to receive such additional shares upon the

occurrence of the event requiring such adjustment.

     (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of

the Board of Directors then in office shall determine to be

advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market

Price, (iii) issuance wholly for cash of shares of Preferred

Stock or securities which by their terms are convertible

into or exchangeable for shares of Preferred Stock, (iv)

stock dividends on Preferred Stock payable in shares of

Preferred Stock or (v) issuance of rights, options or

warrants referred to in this Section 11, hereafter made by

the Company to holders of its Preferred Stock shall not be

taxable to such stockholders.

     (n)  The Company covenants and agrees that it shall

not, at any time after the Distribution Date:

           (i)  take (or permit any Subsidiary to take) any

action the primary purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended

to be afforded by the Rights; or

          (ii)  engage in any transaction described in

Section 13(a)(i), (ii) or (iii) if at the time of, or

immediately after the consummation of, such transaction,

there, are any rights, warrants or other instruments or

securities outstanding or agreements in effect which would

substantially diminish or otherwise eliminate the benefits

intended to be afforded by the Rights.

     (o)  Anything in this Agreement to the contrary

notwithstanding, in the event that at any time after the

date of this Agreement and prior to the Distribution Date,

the Company shall:

          (i) declare or pay a dividend on the outstanding

shares of Common Stock payable in shares of Common Stock; or

          (ii)  effect a subdivision, combination or

consolidation of the shares of Common Stock (by

reclassification or otherwise other than by payment of

dividends payable in shares of Common Stock) into a greater

or lesser number of shares of Common Stock, then in each

such event the number of Rights associated with each share

of Common Stock then outstanding, or issued or delivered

thereafter but prior to the Distribution Date, shall be

proportionately adjusted so that the number of Rights

thereafter associated with each share of Common Stock

following such event (including other shares of Common Stock issued after the date of such event, but prior to the

Distribution Date) shall equal the result obtained by

multiplying the number of Rights associated with each share

of Common Stock immediately prior to such event by a

fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the

occurrence of the event and the denominator of which shall

be the total number of shares of Common Stock outstanding

immediately following the occurrence of such event.  The

adjustments provided for in this Section ll(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is

effected.

     Section 12.  Certificate of Adjustment.  Whenever an

adjustment is made as provided in Section 11 or Section 13

hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the

facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the

Preferred Stock and the Common Stock, a copy of such

certificate, and (c) mail a brief summary thereof to each

holder of a Right Certificate (or, if prior to the

Distribution Date, to each holder of a certificate

representing shares of Common Stock) in accordance with

Section 25 hereof.  The Rights Agent shall be fully

protected in relying on any such certificate and on any

adjustment therein contained.

     Section 13.  Consolidation, Merger or Sale or Transfer

of Assets or Earning Power.

     (a)  In the event that, following the Distribution

Date, directly or indirectly:

(i)  the Company shall consolidate with, or merge with and

into, any other Person (other than a Subsidiary of the

Company in a transaction which complies with Section

ll(n)(i) hereof), and the Company shall not be the

continuing or surviving corporation of such consolidation or merger;

          (ii)  any Person (other than a Subsidiary of the

Company in a transaction which complies with Section

ll(n)(i) hereof) shall consolidate with, or merge with or

into, the Company, and the Company shall be the continuing

or surviving corporation of such consolidation or merger

and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the

Company shall be changed into or exchanged for stock or

other securities of any other Person (or the Company) or

cash or any other property; or

          (iii)  the Company shall sell or otherwise

transfer (or one or more of its Subsidiaries shall sell or

otherwise transfer), in one transaction or in a series of

related transactions, assets or earning power aggregating

more than 50% of the assets or earning power of the Company

and its Subsidiaries (taken as a whole) to any Person or

Persons (other than the Company or any Subsidiary of the

Company in a transaction which complies with Section

ll(n)(i) hereof), then, and in each such case, proper

provision shall be made so that:

               (A)  each holder of a Right, except as

provided in Section 7(e) hereof, shall thereafter have the

right to receive, upon the exercise thereof at the then

current Purchase Price in accordance with the terms of this

Agreement, such number of validly authorized and issued,

fully paid, nonassessable and freely tradable shares of

Common Stock of the Principal Party (as defined in Section

13(b) hereof), free and clear of liens, rights of call or

first refusal, encumbrances or other adverse claims, as

shall be equal to the result obtained by multiplying (1) the then current Purchase Price by the number of one one-

hundredths of a share of Preferred Stock for which a Right

is exercisable immediately prior to the first occurrence of

such merger, consolidation, sale or transfer (or, if a

Section ll(a)(ii) Event has occurred prior to the first

occurrence of such merger, consolidation, sale or transfer,

multiplying the number of such one one-hundredths of a share for which a Right was exercisable without regard to Section

ll(a)(ii) by the Purchase Price in effect without regard to

such Section), and dividing that product by (2) 50% of the

Current Market Price per share of the Common Stock of such

Principal Party on the date of consummation of such

consolidation, merger, sale or transfer;

               (B)  such Principal Party shall thereafter be

liable for, and shall assume, by virtue of such

consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

               (C)  the term "Company" shall thereafter be

deemed to refer to such Principal Party, it being

specifically intended that the provisions of Section 11

hereof shall apply only to such Principal Party following the first occurrence of an event set forth in this Section 13(a);

               (D)  such Principal Party shall take such

steps (including, but not limited to, the reservation of a

sufficient number of shares of its Common Stock) in

connection with the consummation of any such transaction as

may be necessary to assure that the provisions hereof shall

thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter

deliverable upon the exercise of the Rights; and

               (E)  the provisions of Section ll(a)(ii)

hereof shall be of no effect following the first occurrence

of any such merger, consolidation, sale or transfer; in the

event that a Section ll(a)(ii) Event has occurred prior to

the first occurrence of any transaction described in this

Section 13(a) and some or all of the Rights have not been

exercised pursuant to Section 11 hereof prior to the date of such first occurrence, such Rights shall thereafter be

exercisable only pursuant to this Section 13(a) (without

taking into account any prior adjustment required by Section ll(a)).

     (b)  "Principal Party" shall mean:

           (i) in the case of any transaction described in

Section 13(a)(i) or (ii) hereof, the Person that is the

issuer of any securities into which shares of Common Stock

of the Company are converted in such merger or

consolidation, and if no securities are so issued, the

Person that is the other party to such merger or

consolidation (including the Company if applicable); and

           (ii) in the case of any transaction described in

Section 13(a)(iii) hereof, the Person that is the party

receiving the greatest portion of the assets or earning

power transferred pursuant to such transaction or

transactions; provided, however, that in each such case in

Section 13(b)(i) or (ii) hereof:

               (A)  if the Common Stock of such Person is

not at such time and has not been continuously over the

preceding 12-month period registered under Section 12 of the

Exchange Act, and such Person is a direct or indirect

Subsidiary of another Person the Common Stock of which is

and has been so registered, "Principal Party" shall refer to such other Person;

               (B)  in case such Person is a Subsidiary,

directly or indirectly, of more than one Person, the Common

Stocks of two or more of which are and have been so

registered, a "Principal Party" shall refer to whichever of

such Persons is the issuer of the Common Stock having the

greatest aggregate market value; and

               (C)  in case such Person is owned, directly

or indirectly, by a joint venture formed by two or more

Persons that are not owned, directly or indirectly, by the

same Person, the rules set forth in clauses (A) and (B)

above shall apply to each of the chains of ownership having

an interest in such joint venture as if such party were a

"Subsidiary" of both or all of such joint ventures and the

Principal Parties in each such chain shall bear the

obligations set forth in this Section 13 in the same ratio

as their direct or indirect interests in such Person bear to the total of such interests.

     (c)  The Company shall not consummate any such

consolidation, merger, sale or transfer unless the Principal

Party shall have sufficient Common Stock authorized to

permit the full exercise of the Rights and prior thereto the

Company and such Principal Party shall have executed and

delivered to the Rights Agent a supplemental agreement

providing for the terms set forth in Sections 13(a) and

13(b) hereof, providing that all rights of first refusal or

preemptive rights in respect of the issuance of Common Stock of such Principal Party upon exercise of outstanding Rights

have been waived and further providing that, as soon as

practicable after the date of any consolidation, merger,

sale or transfer mentioned in Section 13(a), the Principal

Party will:

           (i)  prepare and file a registration statement

under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate

form, and will use its best efforts to cause such

registration statement to (A) become effective as soon as

practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the

Act) until the Expiration Date; and

          (ii) deliver to holders of the Rights historical

financial statements for the Principal Party and each of its

Affiliates which comply in all respects with the

requirements for registration on Form 10 under the Exchange

Act.

     (d)  The provisions of this Section 13 shall similarly

apply to successive mergers or consolidations or sales or

other transfers.

     Section 14.  Fractional Rights and Fractional Shares.

     (a)  The Company shall not be required to issue

fractions of Rights, except prior to the Distribution Date

as provided in Section ll(o) hereof, or to distribute Right

Certificates which evidence fractional Rights. In lieu of

such fractional Rights, there shall be paid to the

registered holders of the Right Certificates with regard to

which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current

market value of a whole Right. For purposes of this Section

14(a), the "current market value" of a whole Right shall be

the closing price of the Rights for the Trading Day

immediately prior to the date on which such fractional

Rights would have been otherwise issuable.  The closing

price of the Rights for any day shall be the last sale

price, regular way, or, in case no such sale takes place on

such day, the average of the closing bid and asked prices,

regular way, in either case as reported in the principal

consolidated transaction reporting system with respect to

securities listed or admitted to trading on the New York

Stock Exchange or, if the Rights are not listed or admitted

to trading on the New York Stock Exchange, as reported in

the principal consolidated transaction reporting system with respect to securities listed on the principal national

securities exchange on which the Rights are listed or

admitted to trading, or if the Rights are not listed or

admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the

high bid and low asked prices in the over-the-counter

market, as reported by NASDAQ or such other system then in

use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked

prices as furnished by a professional market maker making a

market in the Rights selected by the Board of Directors of

the Company.  If on any such date no such market maker is

making a market in the Rights the fair value of the Rights

on such date as determined in good faith by the Board of

Directors of the Company, whose determination shall be

described in a statement filed with the Rights Agent and

shall be conclusive for all purposes, shall be used.

     (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to

distribute certificates which evidence fractional shares of

Preferred Stock (other than fractions which are integral

multiples of one one-hundredth of a share of Preferred

Stock).  Fractional shares of Preferred Stock in integral

multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by

depositary receipts, pursuant to an appropriate agreement

between the Company and a depositary selected by it;

provided, however, that such agreement shall provide that

the holders of such depositary receipts shall have all the

rights, privileges and preferences to which they are

entitled as beneficial owners of the shares of Preferred

Stock represented by such depositary receipts.  In lieu of

fractional shares of Preferred Stock that are not integral

multiples of one one-hundredth of a share of Preferred

Stock, the Company may pay to the registered holders of

Right certificates at the time such Rights are exercised as

herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share

of Preferred Stock.  For purposes of this Section 14(b), the

"current market value" of one one-hundredth of a share of

Preferred Stock shall be one one-hundredth of the closing

price of a share of Preferred Stock (as determined pursuant

to of Section ll(d)(ii) hereof) for the Trading Day

immediately prior to the date of such exercise.

     (c)  Following the occurrence of a Triggering Event,

the Company shall not be required to issue fractions of

shares of Common Stock upon exercise of the Rights or to

distribute certificates which evidence fractional shares of

Common Stock. In lieu of fractional shares of Common Stock,

the Company may pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock.  For

purposes of this Section 14(c), the "current market value"

of one share of Common Stock shall be the closing price of

one share of Common Stock (as determined pursuant to Section ll(d)(i) hereof) for the Trading Day immediately prior to

the date of such exercise.

          Section 15.  Rights of Action.  All rights of

action in respect of this Agreement are vested in the

respective registered holders of the Right Certificates

(and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right

Certificate (or, prior to the Distribution Date, of the

Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the

Distribution Date, of the Common Stock), may, in his own

behalf and for his own benefit, enforce, and may institute

and maintain any suit, action or proceeding against the

Company to enforce, or otherwise act in respect of, his

right to exercise the Rights evidenced by such Right

Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or

any remedies available to the holders of Rights, it is

specifically acknowledged that the holders of Rights would

not have an adequate remedy at law for any breach of this

Agreement and shall be entitled to specific performance of

the obligations hereunder and injunctive relief against

actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder

of a Right by accepting the same consents and agrees with

the Company and the Rights Agent and with every other holder of a Right that:

     (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of shares

of Common Stock;

     (b)  after the Distribution Date, the Right

Certificates are transferable only on the registry books

maintained by the Rights Agent if surrendered at the

principal corporate trust office of the Rights Agent, duly

endorsed or accompanied by a proper instrument of transfer

and with appropriate forms and certificates fully executed;

     (c)  the Company and the Rights Agent may deem and

treat the person in whose name a Right Certificate (or,

prior to the Distribution Date, the associated Common Stock

certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any

notations of ownership or writing on the Right Certificate

or the associated Common Stock certificate made by anyone

other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent

shall be required to be affected by any notice to the

contrary; and

     (d)  notwithstanding anything in this Agreement to the

contrary, neither the Company nor the Rights Agent shall

have any liability to any holder of a Right or other Person

as a result of its inability to perform any of its

obligations under this Agreement by reason of any

preliminary or permanent injunction or other order, decree

or ruling issued by a court of competent jurisdiction or by

a governmental, regulatory or administrative agency or

commission, or any statute, rule, regulation or executive

order promulgated or enacted by any governmental authority,

prohibiting or otherwise restraining performance of any such obligations; provided, however, the Company must use

reasonable efforts to have any such order, decree or ruling

lifted or otherwise overturned as soon as possible.

          Section 17.  Right Certificate Holder Not Deemed a

Stockholder.  No holder, as such, of any Right Certificate

shall be entitled to vote, receive dividends or be deemed

for any purpose the holder of the shares of Preferred Stock

or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented

thereby, nor shall anything contained herein or in any Right

Certificate be construed to confer upon the holder of any

Right Certificate, as such, any of the rights of a

stockholder of the Company or any right to vote for the

election of directors or upon any matter submitted to

stockholders at any meeting thereof, or to give or withhold

consent to any corporate action, or to receive notice of

meetings or other actions affecting stockholders (except as

provided in Section 25 hereof), or to receive subscription

rights, dividends or other distributions, or otherwise,

until the Right or Rights evidenced by such Right

Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent.

     (a)  The Company agrees to pay to the Rights Agent

reasonable compensation for all services rendered by it

hereunder and, from time to time, on demand of the Rights

Agent, its reasonable expenses and counsel fees and

disbursements and other disbursements incurred in the

administration and execution of this Agreement and the

exercise and performance of its duties hereunder.  The

Company also agrees to indemnify the Rights Agent for, and

to hold it harmless against, any loss, liability, or

expense, incurred without negligence, bad faith or willful

misconduct on the part of the Rights Agent, for anything

done or omitted by the Rights Agent in connection with the

acceptance and administration of this Agreement, including

the costs and expenses of defending against any claim of

liability in connection therewith.

(b)  The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Right Certificate or

certificate for Common Stock or for other securities of the

Company, instrument of assignment or transfer, power of

attorney, endorsement, affidavit, letter, notice, direction,

consent, certificate, statement, or other paper or document,

believed by it to be genuine and to be signed, executed and,

where necessary, verified or acknowledged, by the proper

Person or Persons.

          Section 19.  Merger or Consolidation or Change of

Name of Rights Agent.

     (a)  Any corporation into which the Rights Agent or any

successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger

or consolidation to which the Rights Agent or any successor

Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any

successor Rights Agent, shall be the successor to the Rights

Agent under this Agreement without the execution or filing

of any paper or any further act on the part of any of the

parties hereto; provided, however, that such corporation

would be eligible for appointment as a successor Rights

Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the

agency created by this Agreement, any of the Right

Certificates shall have been countersigned but not

delivered, any such successor Rights Agent may adopt the

countersignature of a predecessor Rights Agent and deliver

such Right Certificates so countersigned; and in case at

that time any of the Right Certificates shall not have been

countersigned, any successor Rights Agent may countersign

such Right Certificates either in the name of the

predecessor or in the name of the successor Rights Agent;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.

     (b)  In case at any time the name of the Rights Agent

shall be changed and at such time any of the Right

Certificates shall have been countersigned but not

delivered, the Rights Agent may adopt the countersignature

under its prior name and deliver Right Certificates so

countersigned; and in case at that time any of the Right

Certificates shall not have been countersigned, the Rights

Agent may countersign such Right Certificates either in its

prior name or in its changed name; and in all such cases

such Right Certificate shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall

be read into this Agreement against the Rights Agent.  The

Rights Agent undertakes its duties and obligations hereunder upon the following terms and conditions:

     (a)  The Rights Agent may consult with legal counsel

(who may be legal counsel for the Company), and the opinion

of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or

omitted by it in good faith and in accordance with such

opinion.

     (b)  Whenever in the performance of its duties under

this Agreement the Rights Agent shall deem it necessary or

desirable that any fact or matter (including, without

limitation, the identity of any Acquiring Person and the

determination of Current Market Price) be proved or

established by the Company prior to taking or suffering any

action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a

certificate signed by the Chairman of the Board, any Vice

Chairman, the President, any Vice President, the Treasurer,

any Assistant Treasurer, the Secretary or any Assistant

Secretary of the Company and delivered to the Rights Agent;

and such certificate shall be full authorization to the

Rights Agent for any action taken or suffered in good faith

by it under the provisions of this Agreement in reliance

upon such certificate.

     (c)  The Rights Agent shall be liable hereunder only

for its own negligence, bad faith or willful misconduct.

     (d)  The Rights Agent shall not be liable for or by

reason of any of the statements of fact or recitals

contained in this Agreement or in the Right Certificates or

be required to verify the same (except as to its

countersignature on such Right Certificates), but all such

statements and recitals are and shall be deemed to have been made by the Company only.

     (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement

or the execution and delivery hereof (except the due

execution and delivery hereof by the Rights Agent) or in

respect of the validity or execution of any Right

Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any

covenant or condition contained in this Agreement or in any

Right Certificate; nor shall it be responsible for any

adjustment required under the provisions of Section 11 or

Section 13 hereof or responsible for the manner, method or

amount of such adjustment or the ascertaining of the

existence of facts that would require any such adjustment

(except with respect to the exercise of Rights evidenced by

Right Certificates after actual notice of any such

adjustment); nor shall it by any act hereunder be deemed to

make any representation or warranty as to the authorization

or reservation of any shares of Common Stock or Preferred

Stock to be issued pursuant to this Agreement or any Right

Certificate or as to whether any shares of Common Stock or

Preferred Stock will, when so issued, be validly authorized

and issued, fully paid and nonassessable.

     (f)  The Company agrees that it will perform, execute,

acknowledge and deliver, or cause to be performed, executed,

acknowledged and delivered, all such further and other acts,

instruments and assurances as may reasonably be required by

the Rights Agent for the carrying out or performing by the

Rights Agent of the provisions of this Agreement.

     (g)  The Rights Agent is hereby authorized and directed

to accept instructions with respect to the performance of

its duties hereunder from the Chairman of the Board, any

Vice Chairman, the President, any Vice President, the

Secretary, any Assistant Secretary, the Treasurer or any

Assistant Treasurer of the Company, and to apply to such

officers for advice or instructions in connection with its

duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer.

     (h)  The Rights Agent and any stockholder, director,

officer or employee of the Rights Agent may buy, sell or

deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend

money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.

Nothing herein shall preclude the Rights Agent from acting

in any other capacity for the Company or for any other legal entity.

     (i)  The Rights Agent may execute and exercise any of

the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or

agents, and the Rights Agent shall not be answerable or

accountable for any act, default, neglect or misconduct of

any such attorneys or agents (other than directors, officers or employees of the Rights Agent) or for any loss to the

Company resulting from any such act, default, neglect or

misconduct; provided, however, that reasonable care was

exercised in the selection and continued employment thereof.

     (j)  No provision of this Agreement shall require the

Rights Agent to expend or risk its own funds or otherwise

incur any financial liability in the performance of any of

its duties hereunder or in the exercise of its rights if

there shall be reasonable grounds for believing that

repayment of such funds or adequate indemnification against

such risk or liability is not reasonably assured to it.

      (k)  If, with respect to any Right Certificate

surrendered to the Rights Agent for exercise or transfer,

the certificate attached to the form of assignment or form

of election to purchase, as the case may be, has either not

been completed or indicates an affirmative response to

clause 1 or clause 2 thereof, the Rights Agent shall not

take any further action with respect to such requested

exercise or transfer without first consulting with the

Company.

     Section 21.  Change of Rights Agent.  The Rights Agent

or any successor Rights Agent may resign and be discharged

from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and the Preferred Stock, by registered or

certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights

Agent or any successor Rights Agent upon 30 days' notice in

writing, mailed to the Rights Agent or successor Rights

Agent, as the case may be, and to each transfer agent of the

Common Stock and the Preferred Stock, by registered or

certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

Company shall appoint a successor to the Rights Agent.  If

the Company shall fail to make such appointment within a

period of 30 days after giving notice of such removal or

after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such

notice, submit his Right Certificate for inspection by the

Company), then the registered holder of any Right

Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor

Rights Agent, whether appointed by the Company or by such a

court, shall be a corporation organized and doing business

under the laws of the United States or of the State of New

York (or of any other state of the United States so long as

such corporation is authorized to do business as a banking

institution in the State of New York), in good standing,

having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust

powers and is subject to supervision or examination by

federal or state authority and which has at the time of its

appointment as Rights Agent a combined capital and surplus

of at least $100,000,000.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights,

duties and responsibilities as if it had been originally

named as Rights Agent without further act or deed; but the

predecessor Rights Agent shall deliver and transfer to the

successor Rights Agent any property at the time held by it

hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not

later than the effective date of any such appointment, the

Company shall file notice thereof in writing with the

predecessor Rights Agent and each transfer agent of the

Common Stock and the Preferred Stock, and mail a notice

thereof in writing to the registered holders of the Right

Certificates.  Failure to give any notice provided for in

this Section 21, however, or any defect therein, shall not

affect the legality or validity of the resignation or

removal of the Rights Agent or the appointment of the

successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or

of the Rights to the contrary, the Company may, at its

option, issue new Right Certificates evidencing Rights in

such form as may be approved by its Board of Directors to

reflect any adjustment or change in the Purchase Price and

the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in

accordance with the provisions of this Agreement.  In

addition, in connection with the issuance or sale of shares

of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a)

shall, with respect to shares of Common Stock so issued or

sold pursuant to the exercise of stock options or under any

employee plan or arrangement outstanding, granted or awarded as of the Distribution Date, or upon the exercise,

conversion or exchange of securities hereinafter issued by

the Company, and (b) may, in any other case, if deemed

necessary or appropriate by the Board of Directors of the

Company, issue Right certificates representing the

appropriate number of Rights in connection with such

issuance or sale; provided, however, that (i) no such Right

Certificate shall be issued if, and to the extent that, the

Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax

consequences to the Company or the Person to whom such Right

Certificate would be issued, and (ii) no such Right

Certificate shall be issued if, and to the extent that,

appropriate adjustment shall otherwise have been made in

lieu of the issuance thereof.

     Section 23.  Redemption and Termination.

     (a)  Subject to the provisions of Section 31 hereof,

the Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the Stock Acquisition

Date, (ii) the date of any event described in Section 13(a)

hereof and (iii) the Final Expiration Date, redeem all but

not less than all of the then outstanding Rights at a

redemption price of $.01 per Right, as such amount may be

appropriately adjusted to reflect any stock split, stock

dividend or similar transaction occurring after the date

hereof (such redemption price being herein referred to as

the "Redemption Price").  The redemption of the Rights by

the Board of Directors may be made effective at such time,

for such form of consideration, on such basis and subject to such conditions, as the Board of Directors in its sole

discretion may establish.

     (b)  Immediately upon the action of the Board of

Directors of the Company ordering the redemption of the

Rights, evidence of which shall have been filed with the

Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and

the only right thereafter of the holders of Rights shall be

to receive the Redemption Price for each Right so held.

Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice

of such redemption to the Rights Agent and the holders of

the then outstanding Rights by mailing such notice to all

such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the Transfer

Agent for the Common Stock.  Any notice which is mailed in

the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of

redemption shall state the method by which the payment of

the Redemption Price will be made.

          Section 24.  Exchange.

     (a)  The Board of Directors of the Company may, at its

option, at any time after any Person becomes an Acquiring

Person, exchange all or part of the then outstanding and

exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)

hereof) for (i)  Common Stock at an exchange ratio of one

share of Common Stock per Right, appropriately adjusted to

reflect any stock split, stock dividend or similar

transaction occurring after the date hereof (such exchange

ratio being hereinafter referred to as the "Exchange Ratio")

or (ii) Substitute Consideration as such term is defined

below.  The Board of Directors may determine, in its sole

discretion, whether to deliver Common Stock or Substitute

Consideration. Notwithstanding the foregoing, the Board of

Directors shall not be empowered to effect such exchange at

any time after any Person (other than the Company, any

Subsidiary of the Company, any employee benefit plan of the

Company or any such Subsidiary, or any entity holding Common

Stock for or pursuant to the terms of any such plan),

together with all Affiliates and Associates of such Person

(other than those listed in the immediately preceding

parenthetical), becomes the Beneficial Owner of 50% or more

of the Common Stock then outstanding.  In the event that the

Board of Directors shall determine to deliver Substitute

Consideration in exchange for Rights, the Company shall (A)

determine the value of the Common Stock which is to be

exchanged pursuant to the Exchange Ratio (the "Exchange

Value"), and (B) with respect to each Right to be exchanged

pursuant to the Exchange Ratio, make adequate provision to

substitute the following (the "Substitute Consideration"):

(1) cash, (2) Common Stock or Common Stock Equivalents, (3)

debt securities of the Company, (4) other assets or (5) any

combination of the foregoing, having an aggregate value

equal to the Exchange Value, where such aggregate value has

been determined by the Board of Directors of the Company

based upon the advice of a nationally recognized investment

banking firm selected by the Board of Directors of the

Company.  For purposes of this Section 24, the value of a

share of Common Stock shall be the Current Market Price per

share of Common Stock on the Section ll(a)(ii) Trigger Date;

and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

     (b)  Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further

action and without any notice, the right to exercise such

Rights shall terminate and the only right thereafter of a

holder of such Rights shall be to receive (i) that number of shares of Common Stock equal to the number of such Rights

held by such holder multiplied by the Exchange Ratio or (ii)

Substitute Consideration having an aggregate value equal to

the number of such Rights held by such holder multiplied by

the Exchange Value attributable to each Right.  The Company

shall promptly give public notice of any such exchange;

provided, however, that the failure to give, or any defect

in, such notice shall not affect the validity of such

exchange.  The Company promptly shall mail a notice of any

such exchange to all of the holders of such Rights at their

last addresses as they appear upon the registry books of the

Rights Agent.  Any notice which is mailed in the manner

herein provided shall be deemed given, whether or not the

holder receives the notice.  Each such notice of exchange

will state the method by which the exchange of the Common

Stock or Substitute Consideration for Rights will be

effected and, in the event of any partial exchange, the

number of Rights which will be exchanged.  Any partial

exchange shall be effected pro rata based on the number of

Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder

of Rights.

     (c)  In the event that there shall not be sufficient

shares of Common Stock issued but not outstanding or

authorized but unissued to permit any exchange of Rights as

contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize

additional shares of Common Stock for issuance upon exchange of the Rights.

     (d)  The Company shall not be required to issue

fractions of shares of Common Stock or to distribute

certificates which evidence fractional shares of Common

Stock. In lieu of such fractional shares of Common Stock,

the Company shall pay to the registered holders of the Right

Certificates with regard to which such fractional shares of

Common Stock would otherwise be issuable an amount in cash

equal to the same fraction of the current market value of a

whole share of Common Stock.  For the purposes of this

Section 24(d), the "current market value" of a whole share

of Common Stock shall be the closing price of the Common

Stock (as determined pursuant to the second sentence of

Section ll(d)(i) hereof) for the Trading Day immediately

prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain Events.

     (a)  In case the Company shall propose

           (i)  to pay any dividend payable in stock of any

class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than

regular quarterly cash dividends);

          (ii)  to offer the holders of Preferred Stock

rights or warrants to subscribe for or to purchase any

additional shares of Preferred Stock or shares of stock of

any class or any other securities, rights or options;

          (iii) to effect any reclassification of its

Preferred Stock (other than a reclassification involving

only the subdivision of outstanding shares of Preferred

Stock);

          (iv)  to effect any consolidation or merger into

or with, or to effect any sale or other transfer (or to

permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions,

of more than 50% of the assets or earning power of the

Company and its Subsidiaries (taken as a whole) to, any

other Person or Persons (other than the Company or any of

its Subsidiaries in one or more transactions, each of which

complies with Section ll(n) hereof); or

          (v)  to effect the liquidation, dissolution or

winding up of the Company, then, in each such case, the

Company shall give to each holder of a Right Certificate, a

notice of such proposed action in accordance with Section 26 hereof, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or

warrants, or the date on which such reclassification,

consolidation, merger, sale, transfer, liquidation,

dissolution, or winding up is to take place and the date of

participation therein by the holders of the shares of

Preferred Stock, if any such date is to be fixed, and such

notice shall be so given in the case of any action covered

by Section 25(a)(i) or (ii) above at least 20 days prior to

the record date for determining holders of the shares of

Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of

participation therein by the holders of the shares of

Preferred Stock, whichever shall be earlier.

      (b)  In case a Section ll(a)(ii) Event shall occur,

then, in each such case, (i) the Company shall as soon as

practicable thereafter give to each holder of a Right

Certificate a notice of the occurrence of such event in

accordance with Section 26 hereof, which shall specify the

event and the consequences of the event to holders of Rights under Section ll(a)(ii) hereof, and (ii) all references in

Section 25(a) hereof to Preferred Stock shall be deemed

thereafter to refer to Common Stock and, if appropriate,

other securities.

     Section 26.  Notices.   Notices or demands authorized

by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company

shall be sufficiently given or made if sent by first-class

mail, postage prepaid, addressed (until another address is

filed in writing with the Rights Agent) as follows:


                    NYNEX Corporation
                    335 Madison Avenue
                    New York, New York 10017
                    Attention:  Secretary

                    With a required copy to:

                    NYNEX Corporation
                    1113 Westchester Avenue
                    White Plains, New York 10604
                    Attention:  General Counsel

Subject to the provisions of Section 21, any notice or

demand authorized by this Agreement to be given or made by

the Company or by the holder of any Right Certificate to or

on the Rights Agent shall be sufficiently given or made if

sent by first-class mail, postage prepaid, addressed (until

another address is filed in writing with the Company) as

follows:


                    American Transtech Inc.
                    8000 Baymeadows Way
                    Jacksonville, FL 32256
                    Attention:  Assistant Vice President of Financial Services

                    With a required copy to:

                    American Transtech Inc.
                    8000 Baymeadows Way
                    Jacksonville, FL 32256
                    Attention: General Counsel

Notices or demands authorized by this Agreement to be given

or made by the Company or the Rights Agent to the holder of

any Right Certificate (or, if prior to the Distribution

Date, to the holder of certificates representing shares of

Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder

at the address of such holder as shown on the registry books of the Company.

     Section 27.  Supplements and Amendments.  The Company

and the Rights Agent shall at any time and from time to

time, if the Company shall so direct, supplement or amend

this Agreement without the approval of any holders of Rights in order (a) to cure any ambiguity, (b) to correct or

supplement any provision contained herein which may be

defective or inconsistent with any other provisions herein,

(c) to shorten or lengthen any time period hereunder or (d)

to change or supplement the provisions hereunder in any

manner or make any other provisions with respect to the

Rights which the Company may deem necessary or desirable;

provided, however, that from and after such time as any

Person becomes an Acquiring Person, no such amendment or

supplement shall adversely affect the interests of the

holders of Rights (other than an Acquiring Person or an

Affiliate or Associate of an Acquiring Person).  Any such

supplement or amendment shall be evidenced by a writing

signed by the Company and the Rights Agent.  Upon the

delivery of a certificate from an appropriate officer of the

Company which states that the proposed supplement or

amendment is in compliance with the terms of this Section

27, the Rights Agent shall execute such supplement or

amendment.  Notwithstanding anything contained in this

Agreement to the contrary, no supplement or amendment shall

be made which reduces the Redemption Price, provides for an

earlier Final Expiration Date, alters the procedure required by Section 23(a) to redeem the Rights or, if at the time of

such supplement or amendment the Rights are not redeemable,

extends the time during which the Rights may be redeemed.

     Section 28.  Successors.  All the covenants and

provisions of this Agreement by or for the benefit of the

Company or the Rights Agent shall bind and inure to the

benefit of their respective successors and assigns

hereunder.

     Section 29.  Determinations and Actions by the Board of

Directors.  For all purposes of this Agreement, any

calculation of the number of shares of Common Stock

outstanding at any particular time, including for purposes

of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial

Owner, shall be made in accordance with the provisions of

Rule 13d-3(d)(1)(i) of the General Rules and Regulations

under the Exchange Act.  The Board of Directors of the

Company shall have the exclusive power and authority to

administer this Agreement and to exercise all rights and

powers specifically granted to the Board of Directors or the

Company or as may be necessary or advisable in the

administration of this Agreement, including, without

limitation, the right and power to (a) interpret the

provisions of this Agreement, and (b) make all

determinations deemed necessary or advisable for the

administration of this Agreement (including a determination

to redeem or not redeem the Rights or to amend the

Agreement).  All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii)

below, all omissions with respect to the foregoing) which

are done or made by the Board of Directors in good faith,

shall (i) be final, conclusive and binding on the Company,

the Rights Agent and the holders of the Rights and (ii) not

subject the Board of Directors to any liability to the

holders of the Rights.

     Section 30.  Benefits of this Agreement.  Nothing in

this Agreement shall be construed to give to any Person

other than the Company, the Rights Agent and the registered

holders of the Right Certificates (and, prior to the

Distribution Date, registered holders of the Common Stock)

any legal or equitable right, remedy or claim under this

Agreement; but this Agreement shall be for the sole and

exclusive benefit of the Company, the Rights Agent and the

registered holders of the Right Certificates (and, prior to

the Distribution Date, registered holders of the Common

Stock).

     Section 31.  Severability.  If any term, provision,

covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid,

void or unenforceable, the remainder of the terms,

provisions, covenants and restrictions of this Agreement

shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that

notwithstanding anything in this Agreement to the contrary,

if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or

unenforceable and the Board of Directors of the Company

determines in its good faith judgment that severing the

invalid language from this Agreement would adversely affect

the purpose or effect of this Agreement, the right of

redemption set forth in Section 23 hereof shall be

reinstated and shall not expire until the Close of Business

on the tenth day following the date of such determination by the Board of Directors.

     Section 32.  Governing Law.  This Agreement, each Right

and each Right Certificate issued hereunder shall be deemed

to be a contract made under the laws of the State of

Delaware and for all purposes shall be governed by and

construed in accordance with the laws of such State

applicable to contracts made and to be performed entirely

within such State.

     Section 33.  Counterparts.  This Agreement may be

executed in any number of counterparts and each of such

counterparts shall for all purposes be deemed to be an

original, and all such counterparts shall together

constitute but one and the same instrument.

     Section 34.  Descriptive Headings.  Descriptive

headings of the several Sections of this Agreement are

inserted for convenience only and shall not control or

affect the meaning or construction of any of the provisions

hereof.

IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                         NYNEX CORPORATION


                         By /s/ William C. Ferquson
                         Name:     William C. Ferguson
                         Title:    Chairman of the
                                   Board and Chief
                                   Executive Officer

                         AMERICAN TRANSTECH INC.


                         By /s/ Curran L. Spottswood
                         Name:     Curran L. Spottswood
                         Title:    Vice President-
                                   Shareowner Services



                                             Exhibit A


                           FORM OF
         CERTIFICATE OF DESIGNATION, PREFERENCES AND
   RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                             of

                      NYNEX Corporation

               Pursuant to Section 151 of the
                   General Corporation Law
                  of the State of Delaware




     We, Raymond F. Burke, Executive Vice President and
General Counsel, and Grace J. Fippinger, Vice
President, Secretary and Treasurer, of NYNEX Corporation, a corporation organized and existing under the General
Corporation Law of the State of Delaware (the
"Corporation"), DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on October 19, 1989 adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers and relative rights, preferences and limitations thereof are as follows:

     Section 1.  Designation and Amount.     There shall be
a series of Preferred Stock of the Corporation which shall be designated as "Series A Junior Participating Preferred Stock," $1.00 par value, and the number of shares constituting such series shall be 5,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2.  Dividends and Distributions.

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") to holders of record, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time following October 31, 1989 (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of
Series A Junior Participating Preferred Stock shall have the following voting rights:

     (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time following October 31, 1989 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of thirty-three and one-third percent (33-1/3%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two
(2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii)  Unless the holders of Preferred Stock
shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, a Vice Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this
Section 3(c) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(c) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (A) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (B) any vacancy on the Board of Directors may (except as provided in Section 3(c) (ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (B) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (A) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (B) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (C) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws of the Corporation or by resolution of the Board of Directors, irrespective of any increase made pursuant to the provisions of Section 3(c) (ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws of the Corporation). Any vacancies on the Board of Directors effected by the provisions of clauses (B) and (C) in the preceding sentence may be filled by a majority of the remaining Directors.

      (d) Except as set forth herein or required by applicable law, holders of Series A Junior Participating
Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior) Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A `Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv)  purchase or otherwise acquire for
consideration any shares of Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good or faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.  Liquidation, Dissolution or Winding Up.

     (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $25,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 6(c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred or preference stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     (c) In the event the Corporation shall at any time following October 31, 1989 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, Etc.      In case
the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provisions for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after October 19, 1989, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

     Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock or Preference Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11.  Fractional Shares.    Series A Junior
Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A
Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate this l9th day of October, 1989.

Attest:


             _____________                       _________________
      Name:  Grace J. Fippinger           Name:  Raymond F. Burke
      Title:  Vice President,            Title:  Executive Vice President
              Secretary and Treasurer            and General Counsel


                                                  Exhibit B

                 [Form of Right Certificate]

Certificate No. R-                                     _____Rights

NOT EXERCISABLE AFTER OCTOBER 31, 1999, OR EARLIER IF THE RIGHTS EXPIRE UNDER CERTAIN CIRCUMSTANCES OR ARE REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

                      Right Certificate

                      NYNEX Corporation

     This certifies that                          , or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 19, 1989 (the "Rights Agreement"), between NYNEX Corporation, a Delaware corporation (the "Company"), and American Transtech Inc., a Delaware corporation (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on October 31, 1999 at the principal corporate trust office of the Rights Agent, in Jacksonville, Florida, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $250 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase and related Certificate duly executed.
_____________________

     * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

     The number of Rights evidenced by this Right
Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 31, 1989, based on the Preferred Stock as constituted at such date.
     Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights
Agent, the Company and the holders of the Right
Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under certain circumstances specified in the Rights
Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

     This Right Certificate, with or without other Right
Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred
Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right
Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earliest of (i) the Stock Acquisition Date (as such term is defined in the Rights Agreement), (ii) the occurrence of any Triggering Event described in Section 13(a) of the Rights Agreement and (iii) the Final Expiration Date.

     Fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby only in fractions which are integral multiples of one one-hundredth of a share of Preferred Stock (which may, at the election of the Company, be evidenced by depositary receipts). In lieu of the issuance of fractional shares other than in integral multiples of one one-hundredth of a Share, a cash payment will be made as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         ATTEST:                         NYNEX CORPORATION

     By:                                 By:
     Name:                               Name:
     Title:  Secretary                   Title:

         Countersigned:

         AMERICAN TRANSTECH INC.

         By:
         Authorized Signature

         Dated:


         [Form of Reverse side of Right Certificate)


                     FORM OF ASSIGNMENT



 (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


FOR VALUE RECEIVED,
____________________________________________________________

Hereby sells, assigns and transfers unto:_______________________
____________________________________________________________
        (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint                               Attorney, to transfer
the within Right Certificate on the books of the within-named Company, with full power of substitution.


                                   ______________________________
                                   Signature


Dated: ______________________________


Signature Guaranteed:




                         Certificate


The undersigned hereby certifies by checking the appropriate boxes that:

     1. this Right Certificate [   ] is [   ] is not being
sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     2. after due inquiry and to the best knowledge of the
undersigned, it [   ] did [   ] did not acquire the Rights
evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


                                   ______________________________
                                   Signature


Dated: ______________________________



                           NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise Rights represented by the Right Certificate)


     To:  NYNEX Corporation

     The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:


Please insert social security
or other identifying
number:____________________________________________________________
____________________________________________________________
               (Please print name and address)

____________________________________________________________


     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying
number:____________________________________________________________
____________________________________________________________
               (Please print name and address)
____________________________________________________________

__________________________________
                          Signature


Signature Guaranteed:


Dated: ______________________________


                         Certificate


     The undersigned hereby certifies by checking the appropriate boxes that:

     1.  the Rights evidenced by this Right Certificate [ ]
are [   ] are not being exercised by or on behalf of a
Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     2.  after due inquiry and to the best knowledge of the
undersigned, it [   ] did [   ] did not acquire the Rights
evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



                                   ______________________________
                                   Signature


Dated: ______________________________


                            NOTICE

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.




                                                   Exhibit C


                    Summary of Rights to
                  Purchase Preferred Stock

     On October 19, 1989, the Board of Directors of NYNEX Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $1.00 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on October 31, 1989 (the "Record Date"). Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a price of $250 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Transtech Inc., as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificate will be distributed with respect to any Rights. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of a majority of the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption, expiration or termination of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until after the Distribution Date and will expire at the earliest of (i)
October 31, 1999, (ii) upon redemption by the Company as described below and (iii) upon exchange by the Company as described below .

     In the event that any Person (other than the Company and its affiliates) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock ( a "Section ll(a) (ii) Event"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.

     In the event that, at any time following the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power is sold (a Section 13(a) "Event"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

     Notwithstanding the foregoing, following the occurrence of a Section ll(a) (ii) Event or a Section 13(a) Event (collectively, "Triggering Events"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution ( i ) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Preferred Stock (other than fractions in multiples of one one-hundredths of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time after the date of the Rights Agreement until the earliest of (i) the Stock Acquisition Date, (ii) the date of any Section 13(a) Event and (iii) October 31, 1999, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
     The provisions of the Rights Agreement may be amended by the Company, except that the Company may not amend the Rights Agreement to (i) reduce the Redemption Price, (ii) provide for an earlier Final Expiration Date, (iii) alter the procedure required to redeem the Rights or (iv) if the Rights are not then redeemable, extend the time during which the Rights may be redeemed. In addition, any amendment from and after such time as there is an Acquiring Person may not adversely affect the interests of holders of Rights.

     A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.